                                                                      Exhibit XI

                  Reliv' International, Inc. and Subsidiaries

                Statement Re: Computation of Per Share Earnings

             For the years ended December 31, 1996, 1995 and 1994


                                                Year ended December 31
                                           1996          1995          1994
                                        -------------------------------------
                                        (In thousands, except per share data)
Primary:
  Average shares outstanding              9,854         10,280         10,460
  Net effect of warrants and options        530             26              8
                                        -------------------------------------
                                         10,384         10,306         10,468
                                        =====================================

  Net income                            $ 1,507        $   570        $   894
                                        =====================================

  Per share amount                      $   .15        $   .06        $   .09
                                        =====================================


Fully diluted:
  Average shares outstanding              9,854         10,280         10,460
  Net effect of warrants and options        663             26              8
                                        -------------------------------------
                                         10,517         10,306         10,468
                                        =====================================

  Net income                            $ 1,507        $   570        $   894
                                        =====================================

  Per share amount                      $   .14        $   .06        $   .09
                                        =====================================

NOTE: Per share data reflects the pro forma effect of the Company's 10 percent stock dividend declared on January 31, 1997 and distributed on February 28, 1997.